EXHIBIT 99.c

                       VOTING AND EXCHANGE TRUST AGREEMENT

                                     BETWEEN

                             CONEXANT SYSTEMS, INC.

                                       AND

                           PHILSAR SEMICONDUCTOR INC.

                                       AND

                            CIBC MELLON TRUST COMPANY

                                   MADE AS OF

                                  MAY 30, 2000


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                       VOTING AND EXCHANGE TRUST AGREEMENT

         THIS VOTING AND EXCHANGE TRUST AGREEMENT is entered into as of, May 30, 2000, by and between CONEXANT SYSTEMS, INC., a corporation existing under the laws of Delaware ("ParentCo"), and PHILSAR SEMICONDUCTOR INC., a corporation incorporated under the laws of Canada (the "Corporation"), and CIBC MELLON TRUST COMPANY, a Canadian trust company ("Trustee").

         WHEREAS pursuant to a Reorganization Agreement dated as of April 11, 2000, made between ParentCo and the Corporation (such agreement as it may be amended or restated is hereinafter referred to as the "Reorganization Agreement") the parties thereto agreed that on the closing of the Transactions (as defined in the Reorganization Agreement), ParentCo, the Corporation and the Trustee would execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in an Exhibit to the Reorganization Agreement, together with such other terms and conditions as may be agreed to by the parties to the Reorganization Agreement;

         WHEREAS pursuant to a reorganization of the capital structure of the Corporation (the "Reorganization") contemplated in the Reorganization Agreement, all of the outstanding Common Shares, Class A Preferred Shares and Class B Preferred Shares of the Corporation were reclassified as exchangeable shares (the "Exchangeable Shares") having the rights, privileges, restrictions and conditions attached hereto as Schedule A (collectively, the "Exchangeable Share Provisions");

         WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby voting rights in ParentCo shall be exercisable by holders (other than ParentCo and its Subsidiaries) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to and a share certificate in respect of one share of Series B Preferred Voting Stock in the capital of ParentCo (the "ParentCo Preferred Share"), to which voting rights are intended to be granted for the benefit of the holders of Exchangeable Shares in such number as is equal to the number of Exchangeable Shares from time to time issued and outstanding, excluding Exchangeable Shares held by ParentCo and its Subsidiaries, and whereby the rights to require ParentCo or, at the option of ParentCo, ParentCo Sub (as hereinafter defined) to purchase Exchangeable Shares from the holders thereof (other than ParentCo and its Subsidiaries) shall be exercisable by such holders of Exchangeable Shares by and through the Trustee, which will hold the covenant of ParentCo to purchase the Exchangeable Shares for the benefit of such holders;

         WHEREAS the Reorganization Agreement requires that the shareholders of the Corporation on the date hereof deposit with the Trustee 10% of the Exchangeable Shares (the "Escrowed Shares") issued on the date hereof;

         WHEREAS the Escrowed Shares will be held by the Trustee in escrow in accordance with Article 6 hereof, pending determination of the correctness of the representations and warranties given by the Corporation pursuant to the Reorganization Agreement; and

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                                       2

         WHEREAS, these recitals and any statements of fact in this agreement are made by ParentCo and the Corporation and not by the Trustee.

         NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                   ARTICLE 1 - DEFINITIONS AND INTERPRETATION
                   ------------------------------------------

1.1      Definitions.
         ------------

         In this agreement, the following terms shall have the following meanings:

"Automatic Exchange Rights" means the obligation of ParentCo to effect the automatic exchange of ParentCo Common Shares for Exchangeable Shares pursuant to
Section 7.12 hereof;

"Board of Directors" means the Board of Directors of the Corporation;

"Business Day" has the meaning provided in the Exchangeable Share Provisions;

"Canadian Dollar Equivalent" means in respect of any amount expressed in a foreign currency (the "Foreign Currency Amount") at any date, the product obtained by multiplying the Foreign Currency Amount by the official noon spot rate of exchange on such date for such foreign currency, as reported by the Bank of Canada;

"Cautioned Shares" has the meaning provided in Section 6.1(b) hereof;

"Claim" has the meaning provided in Section 7.3(a) of the Reorganization Agreement;

"Closing Price" means U.S. $34.4375;

"Contingent Holders" has the meaning provided in Section 5.2 hereof;

"Contingent Proportion" has the meaning provided in Section 5.2 hereof;

"Convertible Debenture Options" has the meaning provided in Section 1.1 of the Reorganization Agreement;

"Disbursement Notice" has the meaning provided in Section 6.1 hereof;

"Employee Stock Options" has the meaning provided in Section 1.1 of the Reorganization Agreement;

"Equivalent Vote Amount" means, with respect any matter, proposition or question on which holders of ParentCo Common Shares are entitled to vote, consent or otherwise act, the number of

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                                       3

votes to which a holder of one share of ParentCo Common Shares is entitled with respect to such matter, proposition or question;

"Escrowed Shares" has the meaning provided in the recitals hereto;

"Exchange Put Right" has the meaning provided in the Exchangeable Share Provisions;

"Exchange Right" has the meaning provided in Section 7.1(b) hereof;

"Exchangeable Share Consideration" has the meaning provided in the Exchangeable Share Provisions;

"Exchangeable Share Price" has the meaning provided in the Exchangeable Share Provisions;

"Exchangeable Share Provisions" has the meaning provided in the recitals hereto;

"Exchangeable Shares" has the meaning provided in the recitals hereto;

"Holder Votes" has the meaning provided in Section 4.2 hereof;

"Holders" means the registered holders from time to time of Exchangeable Shares, other than ParentCo and its Subsidiaries;

"Indemnitee" has the meaning provided in Section 7.2(a) of the Reorganization Agreement;

"Insolvency Event" means the institution by the Corporation of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound-up, or the consent of the Corporation to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Corporation to contest in good faith any such proceedings commenced in respect of the Corporation within 15 days of becoming aware thereof, or the consent by the Corporation to the filing of any such petition or to the appointment of a receiver, or the making by the Corporation of a general assignment for the benefit of creditors, or the admission in writing by the Corporation of its inability to pay its debts generally as they become due, or the Corporation's not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions;

"Liquidation Call Right" has the meaning provided in the Exchangeable Share Provisions;

"Liquidation Event" has the meaning provided in subsection 7.12(b) hereof;

"Liquidation Event Effective Time" has the meaning provided in subsection 7.12(c) hereof;

"Officer's Certificate" means, with respect to ParentCo or the Corporation, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board (if there be one), the President or any Vice-President of ParentCo or the Corporation, as the case may be;

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                                       4

"ParentCo Common Share" has the meaning provided in the Exchangeable Share Provisions;

"ParentCo Consent" means any written consent sought by ParentCo from the holders of ParentCo Common Shares;

"ParentCo Meeting" means any meeting of Shareholders of ParentCo at which the holders of ParentCo Common Shares or the ParentCo Preferred Shares are entitled to vote;

"ParentCo Preferred Share" has the meaning provided in the recitals hereto;

"ParentCo Subsidiary" means any Subsidiary of ParentCo incorporated under the Canada Business Corporations Act for the purpose of delivering ParentCo Common Shares as provided in this agreement, the Exchangeable Share Provisions or the Support Agreement;

"Successor" has the meaning provided in Section 12.1 hereof;

"Person" includes an individual, body corporate, partnership, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative;

"Redemption Call Right" has the meaning provided in the Exchangeable Share Provisions;

"Reorganization" has the meaning provided in the recitals hereto;

"Reorganization Agreement" has the meaning provided in the recitals hereto and a copy thereof is attached hereto as Schedule B;

"Representatives" means the Persons appointed from time to time pursuant to
Section 7.3(g) of the Reorganization Agreement to represent the Contingent Holders for the purposes of Article 6 hereof;

"Retracted Shares" has the meaning provided in Section 7.7 hereof;

"Retraction Call Right" has the meaning provided in the Exchangeable Share Provisions;

"Subsidiary" has the meaning provided in the Exchangeable Share Provisions;

"Support Agreement" means that certain support agreement made as of the date hereof by and between ParentCo and the Corporation;

"Trust" means the trust created by this agreement;

"Trust Estate" means the ParentCo Preferred Share, the Exchange Right, the Automatic Exchange Rights, the Escrowed Shares and any money or other property which may be held by the Trustee from time to time pursuant to this agreement;

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                                       5

"Trustee" means CIBC Mellon Trust Company and, subject to the provisions of
Article 11 hereof, includes any successor trustee or permitted assigns;

"US$" means the lawful currency of the United States of America;

"Voting List" has the meaning provided in Section 4.6 hereof;

"Voting Rights" means the voting rights with respect to ParentCo attached to the ParentCo Preferred Share; and

"Warrants" has the meaning provided in Section 1.1 of the Reorganization Agreement.

1.2      Integration Not Affected by Headings, Etc.
         ------------------------------------------

         The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.3      Number, Gender, Etc.
         --------------------

         Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4      Date for Any Action.
         --------------------

         If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5      Exhibits and Schedules
         ----------------------

         The following are the Exhibits and Schedules annexed hereto and incorporated by reference in this agreement:

        Exhibit A -  List of Escrowed Shares (Second recital)
        Exhibit B -  Form of Disbursement Notice (Section 5.1(a))
        Exhibit C -  Form of Caution Notice (Section 6.1(b))
        Exhibit D -  Form of Disbursment Notice (Section 6.1(d))
        Schedule A - Exchangeable Share Provisions
        Schedule B - Reorganization Agreement (excluding schedules and exhibits) Schedule C - Support Agreement.

                        ARTICLE 2 - PURPOSE OF AGREEMENT
                        --------------------------------

         The purpose of this agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the ParentCo Preferred Share in order to enable the

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                                       6

Trustee to exercise the Voting Rights and will hold the Exchange Right, the Exchange Put Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Holders as provided in this agreement. The Trustee shall hold the Escrowed Shares pursuant to the provisions of Article 6 hereof, for the benefit of the Holders or ParentCo as therein provided.

                      ARTICLE 3 - PARENTCO PREFERRED SHARE
                      ------------------------------------

3.1      Issuance and Ownership of the ParentCo Preferred Share.
         -------------------------------------------------------

         ParentCo hereby issues to and deposits with the Trustee the ParentCo Preferred Share to be hereafter held of record by the Trustee as trustee for and on behalf of the Holders in accordance with the provisions of this agreement. ParentCo hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and acknowledges the sufficiency or adequacy thereof) for the issuance of the ParentCo Preferred Share to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the ParentCo Preferred Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the ParentCo Preferred Share, provided that the Trustee shall:

                  (a) hold the ParentCo Preferred Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement; and

                  (b) except as specifically authorized by this agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the ParentCo Preferred Share, and the ParentCo Preferred Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

3.2      Safe Keeping of Certificate.
         ----------------------------

         The certificate representing the ParentCo Preferred Share outstanding from time to time shall at all times be held in safe keeping by the Trustee or its agent. The Trustee shall store the certificate in its vault or in the vault of a Schedule I Canadian chartered bank.

3.3      Holders' Benefit.
         -----------------

         For greater certainty, the Trustee holds the benefit of the Voting Rights for the Holders but all other rights in respect of the ParentCo Preferred Share, including without limitation any right to dividends on the ParentCo Preferred Share, are for the benefit of ParentCo.

                      ARTICLE 4 - EXERCISE OF VOTING RIGHTS
                      -------------------------------------

4.1      Voting Rights.
         --------------

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                                       7

         The Trustee, as the holder of record of the ParentCo Preferred Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the ParentCo Preferred Share, on any matter, question or proposition whatsoever that may properly come before the holders of ParentCo Common Shares at a ParentCo Meeting or in connection with a ParentCo Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 8.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof in connection with which a ParentCo Consent is sought or a ParentCo Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Voting Rights.

4.2      Number of Votes.
         ----------------

         With respect to all ParentCo Meetings and with respect to all ParentCo Consents, each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Holder on the record date established by ParentCo or by applicable law for such ParentCo Meeting or ParentCo Consent, as the case may be, (the "Holder Votes") in respect of each matter, question or proposition to be voted on at such ParentCo Meeting or to be consented to in connection with such ParentCo Consent.

4.3      Mailings to Shareholders.
         -------------------------

         With respect to each ParentCo Meeting and ParentCo Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as ParentCo uses in communications to holders of ParentCo Common Shares, subject to the Trustee's ability to provide such other method of communication and upon being advised in writing of such method) to each of the Holders named in the Voting List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by ParentCo to holders of ParentCo Common Shares:

                  (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to holders of ParentCo Common Shares;


                  (b) a statement as to the number of Holder Votes which the Holder is entitled to exercise;

                  (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

                           (i) a proxy to such Holder or his designee to exercise personally the Holder Votes; or

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                                       8


                           (ii) a proxy to a designated agent or other representative of the management of ParentCo to exercise such Holder Votes;

                  (d) a statement that if no voting instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

                  (e) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

                  (f) a statement of (i) the time and date by which voting instructions must be received by the Trustee in order to be binding upon it, which in the case of a ParentCo Meeting shall not be earlier than the close of business on the Business Day prior to such voting meeting, and (ii) the method for revoking or amending such voting instructions.

         ParentCo hereby covenants to provide to the Trustee, in a timely manner and for the benefit of the Holders, the shareholder materials referred to above.

         For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such ParentCo Meeting or ParentCo Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by ParentCo or by applicable law for purposes of determining shareholders entitled to vote at such ParentCo Meeting or to give written consent in connection with such ParentCo Consent. ParentCo will notify the Trustee in writing of any decision of the board of directors of ParentCo with respect to the calling of any such ParentCo Meeting or the seeking of any such ParentCo Consent and, together with the Corporation, shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3. The Corporation shall provide to the Trustee, in a timely manner, a current list of the Holders, and the number of Exchangeable Shares held of record by each Holder, in order to make such calculation of Holder Votes and give the information required by
Section 4.3(b).

4.4      Copies of Shareholder Information.
         ----------------------------------

         ParentCo will deliver to the Trustee copies of all proxy materials, (including notices of ParentCo Meetings, but excluding proxies to vote ParentCo Common Shares), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of ParentCo Common Shares in sufficient quantities and in sufficient time, to the extent possible, so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of ParentCo Common Shares. The Trustee will mail or otherwise send to each Holder, at the expense of ParentCo, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by ParentCo) received by the Trustee from ParentCo, to the extent possible, at the same time as such materials

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                                      9

are first sent to holders of ParentCo Common Shares. The Trustee will make copies of all such materials available for inspection by any Holder at the Trustee's principal transfer office in the City of Toronto.

4.5      Other Materials.
         ----------------

         Immediately after receipt by ParentCo of any material sent or given generally to the holders of ParentCo Common Shares by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender or exchange offer circulars (and related information and material), ParentCo shall obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of ParentCo, copies of all such materials received by the Trustee from ParentCo. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal transfer office in the City of Toronto.

4.6      List of Persons Entitled to Vote.
         ---------------------------------

         The Corporation shall, (i) prior to each annual, general and special ParentCo Meeting or the seeking of any ParentCo Consent and (ii) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "Voting List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a Voting List prepared in connection with a ParentCo Meeting or a ParentCo Consent, at the close of business on the record date established by ParentCo or pursuant to applicable law for determining the holders of ParentCo Common Shares entitled to receive notice of and/or to vote at such ParentCo Meeting or to give consent in connection with such ParentCo Consent. Each such List shall be delivered to the Trustee promptly after receipt by the Corporation of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this agreement. ParentCo agrees to give the Corporation written notice (with a copy to the Trustee) of the calling of any ParentCo Meeting or the seeking of any ParentCo Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable the Corporation to perform its obligations under this
Section 4.6.

4.7      Entitlement to Direct Votes.
         ----------------------------

         Any Holder named in a Voting List prepared in connection with any ParentCo Meeting or any ParentCo Consent will be entitled (i) to instruct the Trustee in the manner described in Section 4.3 hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (ii) to attend such meeting and personally to exercise thereat (or to exercise with

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                                       10

respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

4.8      Voting by Trustee and Attendance of Trustee Representatives at Meeting.
         -----------------------------------------------------------------------

                  (a) In connection with each ParentCo Meeting and ParentCo Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to Section 4.3 hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to Section 4.3 hereof.

                  (b) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each ParentCo Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either:

                           (i) has not previously given the Trustee instructions pursuant to Section 4.3 hereof in respect of such meeting, or

                           (ii) submits to the Trustee's representatives written revocation of any such previous instructions.

         At such meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9      Distribution of Written Materials.
         ----------------------------------

         Any written materials to be distributed by the Trustee to the Holders pursuant to this agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as ParentCo uses in communications to holders of ParentCo Common Shares), and shall be delivered or sent to each Holder at its address as shown on the books of the Corporation. The Corporation shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

                  (a)      current lists of the Holders; and

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                                       11

                  (b) on the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this agreement.

4.10     Termination of Voting Rights.
         -----------------------------

         Except as otherwise provided herein, all of the rights of a Holder and the Trustee with respect to the Holder Votes exercisable on the basis of the number of Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to ParentCo, the Trustee's right to exercise the Holder Votes in respect of such Holder shall terminate automatically and such Holder Votes and the Voting Rights represented thereby shall cease immediately, upon the delivery by such Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for ParentCo Common Shares, as described in
Article 7 hereof (unless in either case ParentCo shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Holders), or upon the redemption of Exchangeable Shares pursuant to Article 6 or
Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by ParentCo pursuant to the exercise by ParentCo of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

                           ARTICLE 5 - ESCROWED SHARES
                           ---------------------------

5.1      Issuance and Ownership of Escrowed Shares.
         ------------------------------------------

         As provided in the Reorganization Agreement, the Holders have deposited a single certificate representing all of the Escrowed Shares with the Trustee. Such share certificate is registered in the name of the Trustee, in trust. The Escrowed Shares shall be held by the Trustee and released by the Trustee to the Holders or to ParentCo in accordance with the provisions of this agreement. During the period in which the Escrowed Shares are held in escrow, as herein provided, the Trustee shall hold the certificates representing the Escrowed Shares in safe keeping by the Trustee or its agent, and shall have no power to sell, transfer, vote or otherwise deal with the Escrowed Shares for any purpose, except as provided in Article 6 hereof.

5.2      Contingent Entitlement to Escrowed Shares.
         ------------------------------------------

         Subject to the provisions of Article 6, it is acknowledged and agreed that the contingent entitlement to the Escrowed Shares, including the rights to vote, receive dividends and receive certificates for the Escrowed Shares upon expiry of the escrow as provided in Section 6.1(d), shall belong to those Persons, and in the number of Escrowed Shares, as set out in Exhibit A hereto (such holders being herein referred to as the "Contingent Holders" and the proportion of each Contingent Holder's holding to the number of Escrowed Shares as held by the Trustee from time to time being referred to as such Contingent Holder's "Contingent Proportion").

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                                       12


A Contingent Holder's Contingent Proportion shall be calculated, at any date, by multiplying: (a) the aggregate number of Escrowed Shares remaining in escrow on such date, by (b) the fraction obtained by dividing the aggregate number of Escrowed Shares then remaining in escrow in respect of such Contingent Holder by the amount determined in Section 5.2 (a) hereof.

              ARTICLE 6 - ENTITLEMENTS RELATING TO ESCROWED SHARES
              ----------------------------------------------------

6.1      Entitlement to Escrowed Shares.
         -------------------------------

                  (a) Upon receipt by the Trustee, prior to the first anniversary of the date of this agreement, from ParentCo of a Disbursement Notice in the form of Exhibit B hereto, stipulating:

                           (i)      that a Claim has been made by an
                                    Indemnitee in accordance with Section 7.3 of the Reorganization Agreement and either (a) such Claim has not been disputed within 30 days of the Indemnitee providing notice of such Claim to the Representatives pursuant to Section 7.3(b) of the Reorganization Agreement, or (b) any dispute with respect to such Claim has been settled by the parties or by arbitration as provided in
                                    Section 7.3 of the Reorganization Agreement
                                    (and in such case attaching a copy of a
                                    settlement agreement signed by the
                                    Representatives and ParentCo or a certified copy of the applicable arbitration award);

                           (ii) the amount of such Claim as made in the case of clause (i)(a), or as settled or resolved in the case of clause (i)(b);

                           (iii) the Closing Price and the numbers of Escrowed Shares to be released from escrow to the ParentCo, calculated by dividing the dollar amount of the Claim or settlement or resolved amount by such Closing Price;

                           the Trustee shall release to ParentCo certificates representing the number of Escrowed Shares stipulated for release to ParentCo in such Disbursement Notice, calculated in accordance with clause (ii). Within five Business Days of receipt of the Disbursement Notice, the Trustee shall deliver to the Corporation certificates for sufficient of the Escrowed Shares to permit such transfer to ParentCo, and the Corporation shall issue to the Trustee, for delivery to ParentCo, a certificate for the appropriate number of Escrowed Shares, and shall deliver to the Trustee a certificate in the name of the Trustee for any balance of Escrowed Shares representing the difference between the shares evidenced by the certificates delivered by the Trustee to the Corporation and the certificates issued in the name of ParentCo.

                  (b) If a Claim has been made pursuant to Section 7.3 of the Reorganization Agreement and such Claim, its validity or a settlement by Conexant thereof is being disputed by the Representatives, or else the time for disputing such Claim has not expired pursuant to
                           Section 7.3(b) of the Reorganization Agreement, ParentCo shall be entitled to deliver to the Trustee a Caution Notice in the form of Exhibit C hereto, stipulating the amount of the Claim, the Closing Price on the Business Day immediately prior to the date of the Caution Notice, and the number of Escrowed Shares calculated by dividing the dollar amount of the Claim by the Closing Price on such date. Upon delivery of such Caution Notice, the number of Escrowed Shares, relating to each Contingent Holder, stipulated therein shall become "Cautioned Shares", subject to the provisions of
                           Article 6 in respect of Cautioned Shares, as set out below.

                  (c)      The Trustee shall release to each of the Contingent

                           Holders on June 7, 2001, certificates representing all of such Contingent Holder's Contingent Proportion of the Escrowed Shares then held by the Trustee, less the aggregate number of such Contingent Holder's Contingent Proportion of Cautioned Shares as at such date. The Corporation shall forthwith deliver to the Trustee certificates for the Escrowed Shares to permit such release to the Contingent Holders as provided in this clause (c), along with a list of each Contingent Holder and the number of Escrowed Shares to be delivered to each Contingent Holder, representing such Contingent Holder's Contingent Proportion of Escrowed Shares to be released, and the Corporation shall also deliver to the Trustee a certificate in the name of the Trustee for any balance of Escrowed Shares represented by the Cautioned Shares;

                  (d) The Trustee shall release certificates representing Cautioned Shares (i) to ParentCo, or (ii) to the Contingent Holders, upon receipt by the Trustee of a Disbursement Notice in the form of Exhibit D hereto referencing the notice given pursuant to clause (b) of this Section 6.1 pursuant to which Escrowed Shares became Cautioned Shares and the number of Cautioned Shares subject to the relevant Caution Notice, and attaching a copy of a settlement agreement signed by the Representatives and ParentCo or a certified copy of the applicable arbitration award in respect of the matter for which the Claim was made giving rise to the Escrowed Shares becoming Cautioned Shares. Within five Business Days of receipt of the relevant Disbursement Notice from ParentCo or the Representatives, the Corporation shall deliver to the Trustee certificates for sufficient of the Escrowed Shares to permit the relevant transfer or transfers to ParentCo or the Contingent Holders, as the case may be, and the Trustee shall deliver certificates for any Escrowed Shares to be released to ParentCo, or to each Contingent Holder for each Contingent Holders' Contingent Proportion of Escrowed Shares to be released, in the names of the Contingent Holders, or ParentCo, as the case may be, and the Corporation shall also deliver to the Trustee a certificate in the name of the Trustee for any balance of Escrowed Shares.

                  (e) Each release of Escrowed Shares to the Contingent Holders shall be in the Contingent Proportion for each Contingent Holder, as set forth in the Disbursement Notice. The Trustee shall be entitled to, and shall, send all share certificates to the address indicated beside each of the Contingent Holders name as set out in Exhibit A unless otherwise instructed by the Contingent Holder in writing.

6.2      Dividends.
         ----------

         The Contingent Holders shall be entitled to receive any and all dividends on the Escrowed Shares declared payable to the Trustee until certificates for such shares are issued in the name of ParentCo or the Contingent Holders pursuant to Section 6.1, except that dividends in respect of Cautioned Shares received by the Trustee or having a record date on or after the date that Escrowed Shares became Cautioned Shares shall be retained by the Trustee and shall be paid by cheque of the Trustee to the ultimate recipient of certificates for the Cautioned Shares in conjunction with the delivery of certificates for the Cautioned Shares pursuant to Section 6.1. Any dividend amounts so received by the Trustee may be invested by the Trustee in obligations of or guaranteed by Canada or any province thereof, having a term to maturity of not greater than 91 days, or may be deposited in an interest bearing account with a Canadian bank named in Schedule I to the Bank Act (Canada), and any return on such investment shall be paid to the recipient of the dividend amount, proportionately to the entitlement to the amount of dividend of each recipient.

6.3      Voting.
         -------

         The Contingent Holders shall be entitled to vote the Escrowed Shares at each meeting of holders of the Escrowed Shares, until any such shares shall become Cautioned Shares, in which case such shares shall not be voted. The Trustee shall execute all necessary proxies or such other documents as may be requested to facilitate this entitlement.

         The Trustee shall also treat each Contingent Holder as the "Holder" of the number of Escrowed Shares indicated in Exhibit A for purposes of voting ParentCo Preferred Share at ParentCo Meetings and with respect to ParentCo Consents pursuant to Article 4 hereof, until such shares shall become Cautioned Shares, in which case the voting rights on applicable ParentCo Preferred Share shall not be exercisable. For this purpose, the Trustee shall provide to the Contingent Holders all information and materials as provided in Article 4, and the Contingent Holders shall be entitled to direct votes with respect to ParentCo Preferred Share, as if the Contingent Holder were the registered holder of the number of Escrowed Shares as set out under Exhibit A, as reduced from time to time upon releases of shares as provided in Section 6.2 hereof.

                ARTICLE 7 - EXCHANGE RIGHT AND AUTOMATIC EXCHANGE
                -------------------------------------------------

7.1      Grant and Ownership of the Exchange Right.
         ------------------------------------------

         ParentCo hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders:

                  (a)      the Exchange Put Right,

                  (b) the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require ParentCo to purchase or to cause ParentCo Sub to purchase from each or any Holder all or any part of the Exchangeable Shares held by the Holders, and

                  (c)      the Automatic Exchange Rights,

all in accordance with the provisions of this agreement and the Exchangeable Share Provisions, as the case may be. ParentCo hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the sufficiency and adequacy thereof) for the grant of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights by ParentCo to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise and enforce for the benefit of the Holders all of the rights and powers of an owner with respect to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

                  (d) hold the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement; and

                  (e) except as specifically authorized by this agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

7.2      Legended Share Certificates.
         ----------------------------

         The Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

                  (a) their right to instruct the Trustee with respect to the exercise of the Exchange Put Right and the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

                  (b)      the Automatic Exchange Rights.

7.3      General Exercise of Exchange Put Right and Exchange.
         ----------------------------------------------------

         The Exchange Put Right and the Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to Section 8.15 hereof, the Trustee shall exercise the Exchange Put Right and the Exchange Right only on the basis of instructions received pursuant to this Article 7 from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Put Right and the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Put Right and the Exchange Right.

7.4      Purchase Price.
         ---------------

         The purchase price payable by ParentCo or ParentCo Sub for each Exchangeable Share to be purchased by ParentCo or ParentCo Sub (a) under the Exchange Put Right shall be the amount determined under the Exchangeable Share Provisions, and (b) under the Exchange Right shall be an amount equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, ParentCo will provide to the Trustee an Officer's Certificate setting forth the calculation of the applicable Exchangeable Share Price for each Exchangeable Share. The applicable Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by ParentCo or ParentCo Sub delivering or causing to be delivered to the Trustee, on behalf of the relevant Holder, the applicable Exchangeable Share Consideration representing the total applicable Exchangeable Share Price.

7.5      Exercise Instructions.
         ----------------------

         Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of the Corporation. To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal transfer office in Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires ParentCo to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Canada Business Corporations Act and the by-laws of the Corporation and such additional documents and instruments as the Trustee may reasonably require, together with:

                  (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating:

                           (i) that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require ParentCo to purchase from the Holder the number of Exchangeable Shares specified therein,

                           (ii) that such Holder has good title to and owns all such Exchangeable Share to be acquired by ParentCo free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests,

                           (iii)    the names in which the certificates
                                    representing ParentCo Common Shares issuable in connection with the exercise of the Exchange Right are to be issued, and

                           (iv) the names and addresses of the persons to whom the Exchangeable Share Consideration should be delivered; and

                  (b) payment (or evidence satisfactory to the Trustee, the Corporation and ParentCo of payment) of the taxes (if any) payable as contemplated by Section 7.8 of this agreement.

         If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by ParentCo or ParentCo Sub under the Exchange Right, the Corporation shall issue a new certificate for the balance of such Exchangeable Shares to the Holder at the expense of the Corporation.

7.6      Delivery of Exchangeable Share Consideration; Effect of Exercise.
         -----------------------------------------------------------------

         Promptly after receipt of the certificates representing the Exchangeable Shares which the Holder desires ParentCo to purchase under the Exchange Put Right or the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Put Right or the Exchange Right), duly endorsed for transfer to ParentCo, the Trustee shall notify ParentCo and the Corporation of its receipt of the same, which notice to ParentCo and the Corporation shall constitute exercise of the Exchange Put Right or the Exchange Right by the Trustee on behalf of the Holder of such Exchangeable Shares, and ParentCo shall immediately thereafter deliver or cause ParentCo Sub to deliver to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Put Right or the Exchange Right; provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, the Corporation and ParentCo of the payment of) the taxes (if any) payable as contemplated by Section 7.8 of this agreement. Immediately upon the giving of notice by the Trustee to ParentCo and the Corporation of the exercise of the Exchange Put Right or the Exchange Right, as provided in this Section 7.6, the closing of the transaction of purchase and sale contemplated by the Exchange Put Right or the Exchange Right shall be deemed to have occurred, and the Holder of such Exchangeable Shares shall be deemed to have transferred to ParentCo (or at ParentCo's option, to ParentCo
Sub) all of its right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate, shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by ParentCo or ParentCo Sub to the Trustee, for delivery to such Holder (or to such other persons, if any, properly designated by such Holder), within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Holder shall remain unaffected until such Exchangeable Share Consideration is delivered by ParentCo or ParentCo Sub and any cheque included therein is paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the ParentCo Common Shares delivered to it pursuant to the Exchange Put Right or the Exchange Right and no longer to be the holder of the sold Exchangeable Shares for purposes of having voting rights with respect to ParentCo Preferred Share pursuant to Article 4 hereof. Notwithstanding the foregoing until the Exchangeable Share Consideration is delivered to the Holder, the Holder shall be deemed to still be a holder of the sold Exchangeable Shares for purposes of voting rights with respect to ParentCo Preferred Share pursuant to Article 4 hereof.

7.7      Exercise of Exchange Right Subsequent to Retraction.
         ----------------------------------------------------

         In the event that a Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require the Corporation to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by the Corporation pursuant to Section 6.6 of the Exchangeable Share Provisions that the Corporation will not be permitted as a result of liquidity or solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from the Corporation and provided that ParentCo shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to the Corporation pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which the Corporation is unable to redeem. In any such event, the Corporation hereby agrees with the Trustee and in favour of the Holder immediately to notify the Trustee of such prohibition against the Corporation's redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to the Corporation (including without limitation a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares, and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares which the Corporation is not permitted to redeem and will require ParentCo or ParentCo Sub to purchase such shares in accordance with the provisions of this Article 7.

7.8      Stamp or Other Transfer Taxes.
         ------------------------------

         Upon any sale of Exchangeable Shares to ParentCo pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing ParentCo Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such
Holder:

                  (a) shall pay (and none of ParentCo, ParentCo Sub, the Corporation or the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder; or

                  (b) shall have established to the satisfaction of the Trustee, ParentCo and the Corporation that such taxes, if any, have been paid.

The Corporation and the Trustee (as directed in writing by the Corporation) shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any Holder such amounts as the Corporation or the Trustee is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded unless such Holder provides to the Corporation certificates or such other assurances as are provided for under the Income Tax Act (Canada) , the United States Internal Revenue Code of 1986 or such other applicable taxation provisions. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the Holder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority as and when required. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a Holder exceeds the cash portion, if any, of the consideration otherwise payable to the Holder, the Corporation and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation or the Trustee shall notify the Holder and remit to such Holder any unapplied balance of the net proceeds of such sale.

7.9      Notice of Insolvency Event.
         ---------------------------

         Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, the Corporation shall give written notice thereof to the Trustee and ParentCo. As soon as practicable after receiving notice from the Corporation of the occurrence of an Insolvency Event, the Trustee will mail to each Holder, at the expense of ParentCo, a notice of such Insolvency Event in the form provided by ParentCo, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

7.10     Qualification of ParentCo Common Shares.
         ----------------------------------------

         ParentCo covenants with the Trustee for the benefit of the Holders that if any ParentCo Common Shares to be issued and delivered pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document including any prospectus or similar document, the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority, or the fulfilment of any other legal requirement (collectively, the "Applicable Laws") before such shares may be issued and delivered by ParentCo to the initial holder thereof (other than the Corporation) or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of ParentCo for purposes of Canadian federal or provincial securities law or an "affiliate" of ParentCo for purposes of United States federal or state securities law), ParentCo will in good faith expeditiously take all such actions and do all such things as are necessary to cause such ParentCo Common Shares to be and remain duly registered, qualified or approved to the extent expressly provided in the Reorganization Agreement. ParentCo will in good faith expeditiously take all such actions and do all such things as are necessary to cause all ParentCo Common Shares to be delivered pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all major stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time.

7.11     Reservation of ParentCo Common Shares.
         --------------------------------------

         ParentCo hereby represents, warrants and covenants with the Trustee for the benefit of the Holders that it has irrevocably reserved for issuance, or will keep available in treasury, and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital shares (or shares in treasury) such number of ParentCo Common Shares:

                  (a)      as is equal to the sum of

                           (i)      the number of Exchangeable Shares
                                    issued and outstanding from time to time and

                           (ii) the number of ParentCo Common Shares issuable upon the exercise of the Employee Stock Options, Convertible Debenture Options and Warrants outstanding on the date hereof; and

                  (b) as are now and may hereafter be required to enable and permit the Corporation to meet its obligations hereunder, under the Support Agreement and under the Exchangeable Share Provisions.

7.12     Automatic Exchange on Liquidation of ParentCo.
         ----------------------------------------------

                  (a) ParentCo will give the Trustee written notice of each of the following events at the time set forth below:

                           (i) in the event of any determination by the board of directors of the ParentCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to ParentCo or to effect any other distribution of assets of ParentCo among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

                           (ii)     immediately, upon the earlier of

                                      A. receipt by ParentCo of notice of; and

                                      B. ParentCo's otherwise becoming aware of;

                                    any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of ParentCo or to effect any other distribution of assets of ParentCo among its shareholders for the purpose of winding up its affairs.

                  (b) Immediately following receipt by the Trustee from ParentCo of notice of any event (a "Liquidation Event") contemplated by Section 7.12(a) above, the Trustee will give notice thereof to the Holders. Such notice will be provided by ParentCo to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for ParentCo Common Shares provided for in Section 7.12(c) below.

                  (c) In order that the Holders will be able to participate on a pro rata basis with the holders of ParentCo Common Shares in the distribution of assets of ParentCo in connection with a Liquidation Event, immediately prior to the effective time (the "Liquidation Event Effective Time") of a Liquidation Event, all of the then outstanding Exchangeable Shares shall be automatically exchanged for ParentCo Common Shares. To effect such automatic exchange, ParentCo shall be deemed to have purchased each Exchangeable Share held by Holders outstanding immediately prior to the Liquidation Event Effective Time, and each Holder shall be deemed to have sold the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at such time. In connection with such automatic exchange, ParentCo will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

                  (d) The closing of the transaction of purchase and sale contemplated by Section 7.12(c) above shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Holder of Exchangeable Shares shall be deemed to have transferred to ParentCo all of the Holder's right, title and interest in and to such Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares, and ParentCo shall deliver to the Holder the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Holder's ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the right to receive ParentCo Common Shares to be issued to it pursuant to the automatic exchange of Exchangeable Shares for ParentCo Common Shares, and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with ParentCo pursuant to such automatic exchange shall thereafter be deemed to represent a right to receive the ParentCo Common Shares to be issued to the Holder by ParentCo pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent ParentCo Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as ParentCo may reasonably require, ParentCo shall deliver or cause to be delivered to the Holder certificates representing the ParentCo Common Shares of which the Holder is the holder. Notwithstanding the foregoing, until each Holder is actually entered on the register of holders of ParentCo Common Shares, such Holder shall be deemed to still be a holder of the transferred Exchangeable Shares for purposes of having voting rights with respect to ParentCo Preferred Share pursuant to Article 4 hereof.


                       ARTICLE 8 - CONCERNING THE TRUSTEE
                       ----------------------------------

8.1      Powers and Duties of the Trustee.
         ---------------------------------

         The rights, powers and authorities of the Trustee under this agreement, in its capacity as trustee of the Trust, shall include:

                  (a) receipt and deposit of the ParentCo Preferred Share from ParentCo as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

                  (b) granting proxies and distributing materials in relation to the ParentCo Preferred Share to Holders as provided in this agreement;

                  (c) voting the Holder Votes in relation to the ParentCo Preferred Share in accordance with the provisions of this agreement;

                  (d) receipt and deposit of the Escrowed Shares in accordance with this agreement;

                  (e) releasing certificates representing the Escrowed Shares and certain dividend and investment amounts related thereto in accordance with the provisions of this agreement;

                  (f) voting Escrowed Shares in accordance with the provisions of this agreement;

                  (g) receiving the grant of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights from ParentCo as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

                  (h) exercising the Exchange Put Right and the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this agreement, and in connection therewith receiving from Holders certificates representing Exchangeable Shares and other requisite documents, and distributing to such Holders the ParentCo Common Shares and cheques, if any, to which such Holders are entitled upon the exercise of the Exchange Put Right and the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

                  (i)      holding title to the Trust Estate;

                  (j) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this agreement;

                  (k) taking action at the direction of a Holder or Holders to enforce the obligations of ParentCo under this agreement; and

                  (l) taking such other actions and doing such other things as are specifically provided in this agreement.

         In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this agreement. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and the terms of this agreement and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of, any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

8.2      No Conflict of Interest.
         ------------------------

         The Trustee represents to the Corporation and ParentCo that at the date of execution and delivery of this agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 11 hereof. If, notwithstanding the foregoing provisions of this Section 8.2, the Trustee has such a material conflict of interest, the validity and enforceability of this agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 8.2, any interested party may apply to the superior court of the province in which the Corporation has its registered office for an order that the Trustee be replaced as trustee hereunder.

8.3      Dealings with Transfer Agents, Registrars, Etc.
         -----------------------------------------------

         The Corporation and ParentCo irrevocably authorize the Trustee, from time to time, to:

                  (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the ParentCo Common Shares; and

                  (b)      requisition, from time to time,

                           (i) from the Corporation or any such registrar or transfer agent of the Exchangeable Shares any information readily available from the records maintained by it and any certificates representing the Exchangeable Shares which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement; and

                           (ii) from the transfer agent of ParentCo Common Shares, and any subsequent transfer agent of such shares, to complete the exercise from time to time of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights in the manner specified in Article 7 hereof, the share certificates issuable upon such exercise.

         The Corporation and ParentCo irrevocably authorize their respective registrars and transfer agents to comply with all such requests. ParentCo covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights, in each case pursuant to Article 7 hereof.

8.4      Books and Records.
         ------------------

         The Trustee shall keep available for inspection by ParentCo and the Corporation, at the Trustee's principal transfer office in Toronto, Ontario, correct and complete books and records of account relating to the Trustee's actions under this agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Escrowed Shares, the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights for the term of this agreement. On or before March 31 in every year after the date hereof, so long as the ParentCo Preferred Share or the Escrowed Shares are on deposit with the Trustee, the Trustee shall transmit to ParentCo and the Corporation a brief report, dated as of the preceding December 31, with respect to:

                  (a) property and funds comprising the Trust Estate as of that date;

                  (b) the number of Escrowed Shares held by the trustee and released hereunder, and the number of Escrowed Shares which have been designated as Cautioned Shares;

                  (c) the number of exercises of the Exchange Put Right and the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by ParentCo of ParentCo Common Shares in connection with the Exchange Put Right and the Exchange Right, during the calendar year ended on such date; and

                  (d) all other actions taken by the Trustee in the performance of its duties under this agreement which it had not previously reported.

8.5      Income Tax Returns and Reports.
         -------------------------------

         The Corporation shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the ParentCo Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, ParentCo shall retain such experts for purposes of providing such advice and assistance.

8.6      Indemnification Prior to Certain Actions by Trustee.
         ----------------------------------------------------

         The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the written request, order or direction of any Holder upon such Holder's furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby; provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the ParentCo Preferred Share pursuant to Article 3 hereof, subject to Section 8.15 hereof, and with respect to the Exchange Put Right and the Exchange Right as specifically provided for in
Article 7 hereof, subject to Section 8.15 hereof, and with respect to the Automatic Exchange Rights pursuant to Article 7 hereof. None of the provisions contained in this agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

8.7      Actions by Holders.
         -------------------

         No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 8.6 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the escrow provisions, the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

8.8      Reliance Upon Declarations.
         ---------------------------

         The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder, and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of Section 8.9 hereof, if applicable, and with any other applicable provisions of this agreement.

8.9      Evidence and Authority to Trustee.
         ----------------------------------

         The Corporation and/or ParentCo shall furnish to the Trustee evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by the Corporation and/or ParentCo or the Trustee under this agreement or as a result of any obligation imposed under this agreement, including, without limitation, in respect of the Voting Rights, the escrow provisions or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation and/or ParentCo forthwith if and when:

                  (a) such evidence is required by any other section of this agreement to be furnished to the Trustee in accordance with the terms of this Section 8.9; or

                  (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this agreement, gives the Corporation and/or ParentCo written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

         Such evidence shall consist of an Officer's Certificate of the Corporation and/or ParentCo or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this agreement.

         Whenever such evidence relates to a matter other than the Voting Rights, the escrow provisions or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of the Corporation and/or ParentCo it shall be in the form of an Officer's Certificate or a statutory declaration.

         Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this agreement shall include a statement by the person giving the evidence:

                           (i) declaring that he has read and understands the provisions of this agreement relating to the condition in question;

                           (ii) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

                           (iii) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

8.10     Experts, Advisers and Agents.
         -----------------------------

         The Trustee may:

                  (a) in relation to these presents act and rely, and shall be protected in acting and relying, on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by the Corporation and/or ParentCo or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

                  (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by
                           it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

8.11     Investment of Moneys Held by Trustee.
         -------------------------------------

         Unless otherwise provided in this agreement, any moneys held by or on behalf of the Trustee which under the terms of this agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys; provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the timely written direction of the Corporation. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of the Corporation, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

8.12     Trustee Not Required to Give Security.
         --------------------------------------

         The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this agreement or otherwise in respect of the premises.

8.13     Trustee Not Bound to Act on Request.
         ------------------------------------

         Except as in this agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation and/or ParentCo or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

8.14     Authority to Carry on Business.
         -------------------------------

         The Trustee represents to the Corporation and ParentCo that at the date of execution and delivery by it of this agreement it is authorized to carry on the business of a trust company in the Province of Ontario but if, notwithstanding the provisions of this Section 8.14, it ceases to be so authorized to carry on business, the validity and enforceability of this agreement and the Voting Rights, the escrow provisions, the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event; provided, however, the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Ontario, either become so authorized or resign in the manner and with the effect specified in Article 11 hereof.

8.15     Conflicting Claims.
         -------------------

         If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

                  (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Put Right, Exchange Right or Automatic change Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

                  (b) the differences with respect to the Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

         If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

8.16     Acceptance of Trust.
         --------------------

         The Trustee hereby accepts the Trust created and provided for by and in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

                            ARTICLE 9 - COMPENSATION
                            ------------------------

         ParentCo and the Corporation jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, reasonably incurred by the Trustee in connection with its rights and duties under this agreement; provided that ParentCo and the Corporation shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or wilful misconduct.

            ARTICLE 10 - INDEMNIFICATION AND LIMITATION OF LIABILITY

10.1     Indemnification of the Trustee.
         -------------------------------

         ParentCo and the Corporation jointly and severally agree to indemnify and hold harmless the Trustee, and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (for whom it is expressly agreed that the Trustee is holding the benefit of this indemnity and rights of enforcement thereof in trust) (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with and completion of its duties set forth in this agreement, or any written or oral instructions delivered to the Trustee by ParentCo or the Corporation pursuant hereto. In no case shall ParentCo or the Corporation be liable under this indemnity for any claim against any of the Indemnified Parties unless ParentCo and the Corporation shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim and such failure prejudices the ability of the ParentCo or the Corporation to respond to any such claim or action. Subject to (i) below, ParentCo and the Corporation shall be entitled to participate at their own expense in the defense and, if ParentCo or the Corporation so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by ParentCo or the Corporation, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and ParentCo or the Corporation and the Trustee shall have been advised by counsel acceptable to ParentCo or the Corporation that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to ParentCo or the Corporation and that an actual or potential conflict of interest exists (in which case ParentCo and the Corporation shall not have the right to assume the defense of such suit on behalf of the Trustee, but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

10.2     Limitation of Liability.
         ------------------------

         The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, negligence, wilful misconduct or bad faith on the part of the Trustee.

                         ARTICLE 11 - CHANGE OF TRUSTEE
                         ------------------------------

11.1     Resignation.
         ------------

         The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to ParentCo and the Corporation specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless ParentCo and the Corporation otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, ParentCo and the Corporation shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the superior court of the province in which the Corporation has its registered office upon application of one or more of the parties hereto at the Corporation's expense.

11.2     Removal.
         --------

         The Trustee, or any trustee hereafter appointed, may be removed with or without cause, at any time on 60 days' prior notice by written instrument executed by ParentCo and the Corporation, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that, in connection with such removal, provision is made for a replacement trustee similar to that contemplated in Section 11.1.

11.3     Successor Trustee.
         ------------------

         Any successor trustee appointed as provided under this agreement shall execute, acknowledge and deliver to ParentCo and the Corporation and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with like effect as if originally named as trustee in this agreement. However, on the written request of ParentCo and the Corporation or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of the agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, ParentCo, the Corporation and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

11.4     Notice of Successor Trustee.
         ----------------------------

         Upon acceptance of appointment by a successor trustee as provided herein, ParentCo and the Corporation shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If ParentCo or the Corporation shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of ParentCo and the Corporation.

             ARTICLE 12 - SUCCESSORS TO PARENTCO OR THE CORPORATION
             ------------------------------------------------------

12.1     Certain Requirements in Respect of Combination, Etc.
         ----------------------------------------------------

         If either ParentCo or the Corporation shall enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom, it shall ensure that:

                  (a) such other Person or continuing corporation (the "Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) are necessary or advisable to evidence the assumption by the Successor of liability for all moneys payable and property deliverable hereunder, the covenant of such Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of ParentCo under this agreement; and

                  (b) such transaction shall be upon such terms which substantially preserve and do not impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

12.2     Vesting of Powers in Successor.
         -------------------------------

         In the event that Section 12.1 applies, the Trustee, the Successor and the Corporation shall execute and deliver the supplemental agreement provided for in Article 13 hereof, and thereupon the Successor shall possess and from time to time may exercise each and every right and power of ParentCo under this agreement in the name of ParentCo or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the board of directors of ParentCo or any officers of ParentCo may be done and performed with like force and effect by the directors or officers of such Successor.

12.3     Wholly-owned Subsidiaries.
         --------------------------

         Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of ParentCo with or into ParentCo or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of ParentCo provided that all of the assets of such subsidiary are transferred to ParentCo or another wholly-owned subsidiary of ParentCo, and any such transactions are expressly permitted by this Article 12.

               ARTICLE 13 - AMENDMENTS AND SUPPLEMENTAL AGREEMENTS
               ---------------------------------------------------

13.1     Amendments, Modifications, Etc.
         -------------------------------

         Subject to Section 13.4, this agreement may not be amended, modified or waived except by an agreement in writing executed by the Corporation, ParentCo and the Trustee and approved by the Holders in accordance with Section 10.1 of the Exchangeable Share Provisions. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

13.2     Ministerial Amendments.
         -----------------------

         Notwithstanding the provisions of Section 13.1 hereof, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this agreement for the purposes of:

                  (a) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder;

                  (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of ParentCo and the Corporation and in the opinion of the Trustee, relying upon its counsel, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee, relying on its counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole;

                  (c) making such changes or corrections which, on the advice of counsel to the Corporation, ParentCo and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the Trustee and, relying on its counsel, and the board of directors of each of the Corporation and ParentCo shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole; or

                  (d) making such changes as may be necessary or appropriate to implement or give effect to any assignment or assumption made pursuant to Section
                           15.8 hereof.

13.3     Meeting to Consider Amendments.
         -------------------------------

         The Corporation, at the request of ParentCo, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation, the Exchangeable Share Provisions and all applicable laws.

13.4     Changes in Capital of ParentCo and the Corporation.
         ---------------------------------------------------

         At all times after the occurrence of any event effected pursuant to
Section 2.6 or Section 2.7 of the Support Agreement, as a result of which either ParentCo Common Shares, the ParentCo Preferred Share or the Exchangeable Shares or any of them are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which ParentCo Common Shares, the ParentCo Preferred Share or the Exchangeable Shares or any of them are so changed, and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

13.5     Execution of Supplemental Agreements.
         -------------------------------------

         From time to time the Corporation (when authorized by a resolution of its Board of Directors), ParentCo (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

                  (a) evidencing the succession of any Successors to ParentCo and the covenants of and obligations assumed by each such Successor in accordance with the provisions of Article 12 and the successor of any successor trustee in accordance with the provisions of Article 11;

                  (b) making any additions to, deletions from or alterations of the provisions of this agreement or the Voting Rights, the escrow provisions, the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to ParentCo, the Corporation, the Trustee or this agreement; and

                  (c) for any other purposes not inconsistent with the provisions of this agreement, including without limitation to make or evidence any amendment or modification to this agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.

                            ARTICLE 14 - TERMINATION
                            ------------------------

14.1     Term.
         -----

         The Trust created by this agreement shall continue until the earliest to occur of the following events:

                  (a) no outstanding Exchangeable Shares are held by a Holder and no Escrowed Shares or Cautioned Shares are held by the Trustee;

                  (b) each of the Corporation and ParentCo elects in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section 10.2 of the Exchangeable Share Provisions; and

                  (c) 21 years after the death of the last survivor of the descendants of Her Majesty Queen Elizabeth II of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

14.2     Survival of Agreement.
         ----------------------

         This agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder and no Escrowed Shares are held by the Trustee; provided, however, that the provisions of Articles 10 and 11 hereof shall survive any such termination of this agreement.

                              ARTICLE 15 - GENERAL
                              --------------------

15.1     Severability.
         -------------

         If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby, and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

15.2     Enurement.
         ----------

         This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

15.3     Notices to Parties.
         -------------------

         All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

                  (a)      if to ParentCo to:
                           Conexant Systems, Inc.
                           4311 Jamboree Road
                           Newport Beach, California
                           92660 - 3095

                           Attention:  Dennis E. O'Reilly, Esq.
                           Fax:        (949) 483-3206
                           Tel:        (949) 483-3018

         with copies to:

                           McCarthy Tetrault
                           Suite 4700
                           Toronto Dominion Bank Tower
                           Toronto, Ontario
                           M5K 1E6

                           Attention:  Robert E. Forbes
                           Fax:        (416) 601-8250
                           Tel:        (416) 601-7542

                  (b)      if to the Corporation to:
                           Philsar Semiconductor Inc.
                           c/o Conexant Systems, Inc.
                           4311 Jamboree Road
                           Newport Beach, California
                           92660-3095

                           Attention:  Dennis E. O'Reilly, Esq.
                           Fax:        (949) 483-3206
                           Tel:        (949) 483-3018

                           with copies to:

                           LaBarge Weinstein
                           Xerox Tower
                           333 Preston Street, 11th Floor
                           Ottawa, ON K1S 5N4

                           Attention:  Lawrence Weinstein
                           Fax: (613) 231-9000
                           Tel: (613) 231-3000

                  (c)      if to the Trustee to:
                           CIBC Mellon Trust Company
                           320 Bay Street
                           P.O. Box 1
                           Toronto, Ontario
                           M5H 4A6

                           Attention:     Vice President, Client Services
                           Facsimile No.  (416) 643-5570



         Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof, and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

15.4     Notice to Holders.
         ------------------

         Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders of Exchangeable Shares in any manner permitted by the Exchangeable Share Provisions and shall be deemed to be received (if given or sent in such manner) at the time specified in such Exchangeable Share Provisions, the provisions of which Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

15.5     Risk of Payments by Post.
         -------------------------

         Whenever payments are to be made or documents are to be sent to any Holder by the Trustee, by the Corporation or by ParentCo or by such Holder to the Trustee or to ParentCo or the Corporation, the making of such payment or sending of such document sent through the post shall be at the risk of the Corporation or ParentCo, in the case of payments made or documents sent by the Trustee or the Corporation or ParentCo, and the Holder, in the case of payments made or documents sent by the Holder.

15.6     Counterparts.
         -------------

         This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

15.7     Governing Law.
         --------------

         This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

15.8     Permitted Assignment
         --------------------

         ParentCo may assign any or all of its rights and obligations under this agreement to any Subsidiary of ParentCo, organized under the laws of Canada or any province thereof, provided that each of ParentCo and such Subsidiary shall thereafter be jointly and severally liable for the performance by such Subsidiary of the obligations of ParentCo pursuant to this Agreement. Any and all of the obligations of ParentCo may be performed and satisfied by any such Subsidiary of ParentCo, except that nothing in this Section 15.8 shall permit any change to the rights, privileges, restrictions and conditions attaching to the ParentCo Preferred Share, the ParentCo Common Shares or the Exchangeable Shares.

         IN WITNESS WHEREOF, the parties hereby have caused this agreement to be duly executed as of the date first above written.


                                     CONEXANT SYSTEMS INC.

                                     By:  /s/ Dennis E. O'Reilly
                                        -------------------------------
                                        Name:  Dennis E. O'Reilly
                                        Title: Senior Vice President
                                                General Counsel and
                                                Secretary



                                     PHILSAR SEMICONDUCTOR INC.

                                     By: /s/ Charles Norris
                                       --------------------------------
                                       Name:  Charles Norris
                                       Title: VP Finance / Administration
                                               and CFO


                                     CIBC MELLON TRUST COMPANY


                                     By:  /s/ Warren Jansen
                                         -----------------------------
                                         Name:  Warren Jansen
                                         Title: Authorized Officer


                                     By: /s/ Helen Kim
                                        -----------------------------
                                        Name:  Helen Kim
                                        Title: Authorized Officer